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                                                                    EXHIBIT 23.2

                       CONSENT OF INDEPENDENT ACCOUNTANTS

   We hereby consent to the incorporation by reference in the Registration Statements on Forms S-8 (No. 333-91325, 333-37706 and 333-52778) of Vitria
Technology, Inc. of our report dated January 21, 2000 except for the stock split and secondary offering disclosed in Note 10 as to which the date is March 22, 2000, relating to the financial statements, which appears in this Form 10-K.

/s/ PricewaterhouseCoopers LLP

San Jose, California
March 26, 2001